UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported): August 31, 2005


                         Commission File Number: 0-29195

                           ONSCREEN TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in Its Charter)

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        Colorado                                                 84-1463284
(State or jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                               Identification No.)


200 9th Avenue North, Suite 210, Safety Harbor, Florida             34695
         (Address of Principal Executive Offices)                 (zip code)

                                 (727) 797-6664
                         (Registrant's telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

Effective August 31, 2005, Charles Baker was appointed by the Company Board of Directors to serve as Chief Executive Officer and William J. Clough, Esq. as Corporate Secretary. The offices of Chief Executive Officer and Company Secretary are vacant because of relinquishment by John "JT" Thatch of the positions of CEO and President and the resignation of Jennifer Freeman as Corporate Secretary. It is in the best interest of the Company that the offices of Chief Executive Officer and Company Secretary be filled and that Charles R. Baker be appointed Corporate Chief Executive Officer and William J. Clough, Esq. be appointed as Executive Vice President of Corporate Development and Corporate Secretary. In accord with the Company Bylaws (Section 4.2), these officers shall hold these respective offices until his successor shall have been elected and qualified. John "JT" Thatch will remain employed with the Company in a business development role and a non-designated officer.

Charles Baker was appointed to the Company Board of Directors, effective March 1, 2005 and was appointed to the position of Chairman of the Board of Directors effective June 10, 2005. Baker is an experienced global business executive with a 25 year track record of building and implementing successful business strategies. He has extensive experience in building world class teams and leading companies through significant phases of growth. He comes to OnScreen from Vesta Corp., a leading technology company focused on virtual payments, where he was President of Vesta International. Prior to Vesta, he was CEO/Managing Director of Starbucks Coffee Company, Australia. He also spent many years at NIKE where, as General Manager/Divisional Vice President of NIKE Global Retail, he led the growth of a $1.2 billion global business in 16 countries. He was also a member of NIKE's Executive Leadership Team which was responsible for leading the strategy of NIKE's $12 billion worldwide business. In addition, Baker was the CEO of a leading Internet company and General Manager of a industry leading apparel company, both of which he led through successful acquisitions.

Mr. Baker currently owns a warrant to purchase 100,000 shares of the Company's $0.001 par value per share common stock at a price of $0.75 per share at any time within 3 years of the March 31, 2005 date of issuance.

William J. Clough was a police officer for 16 years, working at the local, state, and federal level. In 1987 while working as a Federal Air Marshall flying in Southern Europe and the Middle East, Mr. Clough decided to return to law school. He received his Juris Doctorate, cum laude, from Hastings College of the Law in 1990. He operated his own law firm with offices in Los Angeles, San Francisco, and Honolulu for 12 years.

      - Mr. Clough obtained the largest ever non-wrongful death jury verdict in Los Angeles County Superior Court in 2000;

      - He has successfully represented parties in multi-million dollar cases throughout the United States;

      - He is certified to practice law in state and federal courts in California, Illinois, Hawaii, and before the United States Supreme Court. Mr. Clough has represented large scale manufacturing and entertainment entities, including work with MGM Studios, 20th Century Fox, News Corp., Lions Gate Films, Artisan Pictures, Sony, Mediacopy, and others.


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Mr. Clough currently owns 549,104 of the Company's $0.001 par value common shares and a warrant to purchase 200,000 shares of the Company's $0.001 par value per share common stock at a price of $0.25 per share at any time within 1 year of the October 6, 2004 issuance date.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 31st day of August 2005.


                                        OnScreen Technologies, Inc. (Registrant)


                                        by: /s/ Charles R. Baker
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                                            Charles R. Baker as CEO/Chairman